United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):
June 11, 2018

Fidelity National Information Services, Inc.
(Exact name of Registrant as Specified in its Charter)

1-16427
(Commission File Number)

Georgia	37-1490331
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification Number)
601 Riverside Avenue
Jacksonville, Florida 32204
(Addresses of Principal Executive Offices)

(904) 438-6000
(Registrant's Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 11, 2018, the Board of Directors of Fidelity National Information Services, Inc. (“FIS”) appointed Alexander Navab and Brian T. Shea to its Board of Directors to serve until the next annual meeting of shareholders of the Company, or until their respective death, resignation or removal, increasing the number of Directors from eight to ten.

Mr. Navab began his career in financial services and investment management with Kohlberg Kravis & Roberts & Co. (“KKR”) in 1993, where he served as the co-head of the Americas Private Equity business from 2008 until 2014 and then as head of that business from 2014 until his departure in September 2017. While at KKR, Mr. Navab was a member of the firm’s Management Committee, Chair of the Americas Private Equity Investment Committee and Chair of the Americas Portfolio Management Committee. Mr. Navab has extensive experience in global enterprise operations, long-term investing, mergers, acquisitions and corporate finance, as well as strategic development and long-term value creation through his oversight of KKR’s private equity portfolio companies in the Americas which included over forty companies in different industries.

Mr. Navab currently serves a member of the Council on Foreign Relations, the Board of Trustees at New York-Presbyterian Hospital, the Columbia University Board of Trustees, and other not-for-profit boards.

Mr. Shea began his career with Pershing, LLC in 1983, which was acquired by the Bank of New York, now known as The Bank of New York Mellon Corporation (“BNY Mellon”), in 2003. Mr. Shea most recently served as Vice Chairman and Chief Executive Officer of Investment Services for BNY Mellon from 2014 until his departure in December 2017. Mr. Shea also oversaw Global Enterprise Operations and Technology and was a member of the BNY Mellon Executive Committee. Prior to his role as CEO of Investment Services, Mr. Shea was the Chairman and Chief Executive Officer of Pershing, LLC, a BNY Mellon company. Mr. Shea has extensive experience in global enterprise operations, financial technology, financial regulations, corporate development and corporate governance.

Mr. Shea currently serves as a member of the Board of Directors of Wisdom Tree Investments, Inc., RBB Fund, Inc., the Board of Trustees of St. John’s University, Catholic Charities - Archdiocese of New York and other not-for-profit boards. He previously served as a member of the Board of Directors of the Depository Trust & Clearing Corporation and the Insured Retirement Institute and was a member of the Board of Governors of the National Association of Securities Dealers (NASD, currently the Financial Industry Regulatory Authority, Inc.).

Additional information about Messrs. Navab and Shea is included in the Company’s press release issued on June 14, 2018, which is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

In connection with joining FIS’ Board of Directors, Messrs. Navab and Shea will each receive a one-time grant of equity valued at $150,000 in the form of time-based restricted stock units, vesting ratably in one-year increments over a three-year time period. Messrs. Navab and Shea will also participate in the compensation program for non-management directors as described in the Director Compensation section of FIS’ Proxy Statement for its Annual Meeting of Shareholders held on May 30, 2018, filed with the U.S. Securities and Exchange Commission on April 20, 2018.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description
99.1	Press release dated June 14, 2018.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Fidelity National Information Services, Inc.
Date: June 14, 2018	By:	/s/ Marc M. Mayo
		Name:	Marc M. Mayo
		Title:	Corporate Executive Vice President and Chief Legal Officer

EXHIBIT INDEX

Exhibit	Description
99.1	Press release dated June 14, 2018.